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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                FEBRUARY 2, 1996

                                  AMRESCO, INC.



   STATE OF DELAWARE            0-8630                   59-1781257
(STATE OF INCORPORATION) (COMMISSION FILE NO.) (IRS EMPLOYER IDENTIFICATION NO.)


                          1845 WOODALL RODGERS FREEWAY
                                   SUITE 1700
                              DALLAS, TEXAS  75201
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (214) 953-7700

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                                              Location of Exhibit Index - Page 4

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ITEM 5.   OTHER EVENTS.

     NOTE OFFERING. On February 2, 1996, AMRESCO, INC. (the "Company") completed an underwritten public offering of $57,500,000 aggregate principal amount of the Company's 10% Senior Subordinated Notes due 2003 (the "Notes") that was registered under the Securities Act of 1933. The offering included the exercise by the underwriters of their full $7,500,000 aggregate principal amount over-allotment option. The Notes were issued to the public at 100% of the face amount with an underwriting discount of 4%. The Notes bear interest at 10% per annum, payable monthly. The net proceeds from the offering, including the over-allotment option, aggregated approximately $54.9 million and were used to reduce borrowings under the Company's Revolving Loan Agreement. The underwriters of this offering were Piper Jaffray Inc., J.C. Bradford & Co. and Morgan Keegan & Company, Inc. The Notes are listed on the New York Stock Exchange under the symbol "AMMBO3."

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     The following documents are attached hereto as exhibits:

     (a)  Financial statements of business acquired -- not applicable.

     (b)  Pro Forma Combined Condensed Financial Information -- not applicable.

     (c)  Exhibits:

          1.1 Purchase Agreement, dated January 29, 1996, between the Company and Piper Jaffray Inc., as representative of the underwriters listed in Schedule I thereto.

          4.1 Indenture, dated as of January 15, 1996, between the Company and Bank One, Columbus, N.A., as trustee.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMRESCO, INC.



Date:     February 12, 1996        By: /s/ L. KEITH BLACKWELL
                                       ------------------------------
                                       Name: L. Keith Blackwell
                                       Title: General Counsel and Secretary


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                                  EXHIBIT INDEX


  EXHIBIT NO.              DESCRIPTION OF EXHIBIT
  -----------              ----------------------
     1.1 Purchase Agreement, dated January 29, 1996, between the Company and Piper Jaffray Inc., as representative of the underwriters listed in Schedule I thereto.

     4.1 Indenture, dated as of January 15, 1996, between the Company and Bank One, Columbus, N.A., as trustee.



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